UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022

NetApp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Olsen Drive

San Jose, CA 95128

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	NTAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

As previously reported, on June 2, 2021, NetApp, Inc. (the “Company”) announced, among other things, that Brad Anderson, the Company’s Executive Vice President, Hybrid Cloud Group, intended to retire at the end of the Company’s 2022 fiscal year. On February 8, 2022, Mr. Anderson and the Company mutually agreed that Mr. Anderson will retire effective February 15, 2022. There were no disagreements between Mr. Anderson and the Company in connection with his retirement.

In addition, the Board of Directors (the “Board”) of the Company annually considers the members of senior management who should be designated as “officers” of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with this review and Mr. Anderson’s retirement, the Board determined that effective February 15, 2022, Matthew Fawcett, the Company’s Executive Vice President and Chief Strategy Officer, will no longer be an “officer” for purposes of Section 16 of the Exchange Act. Mr. Fawcett will continue in his role as the Company’s Executive Vice President and Chief Strategy Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC. (Registrant)

Date: February 14, 2022	By:	/s/ Elizabeth O’Callahan
Elizabeth O’Callahan
Chief Legal Officer and General Counsel